EXHIBIT 99.1

Federated National Holding Company Reports First Quarter 2013 Net Income of $0.29 Per Share and Other Results of Operations

SUNRISE, Fla., May 9, 2013 (GLOBE NEWSWIRE) -- Federated National Holding Company (the "Company") (Nasdaq:FNHC) today reported results for the quarter ended March 31, 2013.

Highlights (as measured against the same three month period last year) include:

  123% increase in earnings per share
  48% increase in revenue
  47% increase in gross premiums written
  47% increase in net premiums earned
  41% growth in homeowners policy count to approximately 67,000 policies
  13% growth in book value

Mr. Michael H. Braun, the Company's Chief Executive Officer and President, said, "Results in the first quarter reflect our company's focused execution on the four key pillars discussed with our year-end results. Our approach to growing the top line has revolved around disciplined underwriting and sound risk management techniques that will allow us to grow our book of business significantly throughout 2013. During the first quarter we improved our operational efficiency by reducing our operating costs by 10% as a percentage of revenue, as measured against the same three month period last year. Managing our business in the most cost effective and efficient manner is very much a cornerstone of our company's culture. The increase in policy count and the profitability of those policies reflects the continued expansion and quality of our product distribution channels. We are pleased with the first quarter's results and the underlying key performance metrics indicate sustained quality growth in future quarters."

First Quarter 2013 Financial Review

  For the three months ended March 31, 2013, the Company reported net income of $2.3 million, or $0.29 per share on 7.98 million average undiluted and 8.13 million average diluted shares outstanding, compared with net income of $1.1 million, or $0.13 per share on 7.95 million average undiluted and 7.96 million average diluted shares outstanding in the same three-month period last year.

  Gross premiums written increased $14.5 million, or 46.5%, to $45.8 million for the three months ended March 31, 2013, compared with $31.3 million for the same three-month period last year. Homeowners' gross premiums written increased $12.5 million, or 46.4%, to $39.6 million for the three months ended March 31, 2013, compared with $27.1 million for the same three-month period last year.

  Unearned premiums increased $14.3 million, or 24.2%, to $73.3 million as of March 31, 2013, compared with $59.0 million as of December 31, 2012.

  Net premiums earned increased $6.0 million, or 46.6%, to $18.8 million for the three months ended March 31, 2013, compared with $12.8 million for the same three-month period last year.

  Total revenues increased $7.2 million, or 48.3%, to $21.9 million for the three months ended March 31, 2013, compared with $14.7 million for the same three-month period last year.

Conference Call Information

The Company will hold an investor conference call at 4:30 PM (ET) today, May 9, 2013. The Company's CEO and its CFO, Peter J. Prygelski, III, will discuss the financial results and review the outlook for the Company. Messrs. Braun and Prygelski invite interested parties to participate in the conference call.

Listeners interested in participating in the Q&A session may dial-in with the number below:

(877) 303-6913

A live webcast of the call will be available online via the "Conference Calls" section of the Company's website at FedNat.com or interested parties can click on the following link:

http://fednat.com/investors/conference-calls/

Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company's website.

About the Company

The Company is authorized to underwrite, and/or place through our wholly owned subsidiaries, homeowners' multi-peril ("homeowners"), commercial general liability, federal flood, personal auto and various other lines of insurance in Florida and various other states. The Company markets and distributes its own and third-party insurers' products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements/Safe Harbor Statements

Safe harbor statements under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

  Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
  Descriptions of plans or objectives of management for future operations, insurance products, or services;
  Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
  Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; risks related to the nature of the Company's business; the adequacy of its liability for loss and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophe losses; changes in loss trends; court decisions and trends in litigation, ability to obtain regulatory approval applications for requested rate increases or to underwrite in additional jurisdictions, and the timing thereof; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company's investment portfolio; insurance agents; ratings by industry services; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

FEDERATED NATIONAL HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
Revenue:	2013	2012
Gross premiums written	$45,826,420	$31,274,579
Gross premiums ceded	(2,834,593)	(1,858,333)

Net premiums written	42,991,827	29,416,246

Decrease in prepaid reinsurance premiums	(9,913,228)	(9,849,849)
Increase in unearned premiums	(14,286,321)	(6,748,522)
Net change in prepaid reinsurance premiums and unearned premiums	(24,199,549)	(16,598,371)

Net premiums earned	18,792,278	12,817,875
Commission income	507,095	305,441
Finance revenue	145,345	114,284
Managing general agent fees	689,390	533,472
Net investment income	793,946	961,044
Net realized investment gains (losses)	813,423	(10,081)
Other income	124,606	20,420

Total revenue	21,866,083	14,742,455

Expenses:
Loss and loss adjustment expenses	9,320,549	5,728,188
Operating and underwriting expenses	2,727,231	2,410,711
Salaries and wages	2,332,989	2,210,758
Policy acquisition costs, net of amortization	3,752,732	2,748,102

Total expenses	18,133,501	13,097,759

Income before provision for income tax expense	3,732,582	1,644,696
Provision for income tax expense	1,397,413	572,951
Net income	$2,335,169	$1,071,745
Basic net income per share	$0.29	$0.13
Fully diluted net income per share	$0.29	$0.13

Weighted average number of common shares outstanding	7,982,934	7,946,384

Weighted average number of common shares outstanding (assuming dilution)	8,126,721	7,962,295

Dividends paid per share	$0.02	$ --

FEDERATED NATIONAL HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet
	Period Ending
	3/31/2013	12/31/2012
Total Cash and Investments	$169,913,078	$151,237,429
Total Assets	$206,025,564	$185,887,693
Unpaid Loss and Loss Adjustment Expense	$47,565,374	$49,907,759
Total Liabilities	$137,356,310	$119,983,192
Total Shareholders' Equity	$68,669,254	$65,904,501
Common Stock Outstanding	7,984,922	7,979,488
Book Value Per Share	$8.60	$8.26

Premium Breakout
	3 Months Ending
Line of Business	3/31/2013	3/31/2012
	(Dollars in thousands)
Homeowners'	$39,643	$27,086
Commercial General Liability	2,684	2,420
Federal Flood	1,274	1,079
Automobile	2,225	689

Gross Written Premiums	$45,826	$31,274

Loss Ratios
	3 Months Ending
Line of Business	3/31/2013	3/31/2012
Homeowners'	46.27%	42.58%
Commercial General Liability	66.63%	45.28%
Automobile	66.31%	162.43%
All Lines	49.60%	44.69%

The loss ratio is calculated as losses and loss adjustment expense divided by net premiums earned for each line of business in the given measured period.
CONTACT: Michael H. Braun, CEO (954) 308-1322
         or Peter J. Prygelski, CFO (954) 308-1252
         Federated National Holding Company